                                                                    EXHIBIT 10.2

                             ANNEX A---DEFINED TERMS


          "Accounting Date" means, with respect to any Determination Date or any Settlement Date, the close of business on the day immediately preceding such Determination Date or Settlement Date.

          "Accountants' Report" means the report of a firm of nationally recognized independent accountants described in Section 4.11 of the Sale and Servicing Agreement.

          "Accrual Period" means, a calendar month; provided that the initial Accrual Period shall be the period from and including the day after the initial Cutoff Date to and including July 31, 2004.

          "Act" has the meaning specified in Section 11.3 of the Indenture.

          "Addition Notice" means, with respect to any transfer of Receivables to the Purchaser pursuant to Section 2.1 of the Sale and Servicing Agreement, notice of the Seller's election to transfer Receivables to the Purchaser, such notice to designate the related Funding Date and the aggregate principal amount of Receivables to be transferred on such Funding Date, substantially in the form of Exhibit G to the Sale and Servicing Agreement.

          "Advance" has the meaning set forth in paragraph 4 of the recitals to the Note Purchase Agreement.

          "Advance Amount" means with respect to the Receivables, an amount equal to the least of (i) the excess of the Maximum Invested Amount over the Invested Amount of the Note as of such Funding Date; and (ii) the excess of the Net Borrowing Base (taking into account the amount of the Receivables to be purchased on such Funding Date) over the Invested Amount of the Note as of such Funding Date.

          "Advance Rate" as of any day means (a) with respect to each TFC Receivable and each Clean-up Call Receivable, 70.5% minus the Advance Rate Reduction Amount and (b) with respect to each CPS Receivable, the then applicable CPS Advance Rate as reflected on the CPS Advance Rate Matrix.

          "Advance Rate Reduction Amount" means, at any time, the excess, if any, of (A) the Cap Rate over (B) the Required Cap Rate, such excess, if any, to be rounded up to the nearest 1/10th of 1 percent.

          "Advance Request" has the meaning set forth in Section 6.03(d) of the Note Purchase Agreement.

          "Affiliate" of any Person means any Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with such Person. For purposes of this definition, the term "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling", "controlled by" and "under common control with" have meanings correlative to the foregoing.

          "Aggregate Collateral Balance" means, as of any date of determination, an amount equal to the sum of (i) (a) the Aggregate Principal Balance of Eligible Receivables over (b) the Excess Concentration Amount, (ii) the face amount of Eligible Investments, and (iii) Available Funds on deposit in the Collection Account.

          "Aggregate Principal Balance" means, with respect to any date of determination and with respect to the Receivables, the Eligible Receivables or any specified portion thereof, as the case may be, the sum of the Principal Balances for all Receivables, the Eligible Receivables or any specified portion thereof, as the case may be (other than (i) any Receivable that became a Liquidated Receivable prior to the end of the most recently ended Accrual Period and (ii) any Receivable that became a Purchased Receivable prior to the end of the most recently ended Accrual Period) as of the date of determination.

          "Amortization Period" means the period beginning on the Facility Termination Date and ending on the Final Scheduled Settlement Date.

          "Amount Financed" means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

          "Annual Percentage Rate" or "APR" of a Receivable means the annual percentage rate of finance charges or service charges, as stated in the related Contract.

          "Applicable Margin" means (a) with respect to any day prior to the commencement of the Amortization Period, 1.50% and (b) with respect to any day on or after which the Amortization Period commences, the Default Applicable Margin.

          "Assignment" means an assignment from the Seller to the Purchaser with respect to the Receivables and Other Conveyed Property to be conveyed by the Seller to the Purchaser on any Funding Date, in substantially the form of Exhibit G to the Sale and Servicing Agreement.

          "Assumption Date" has the meaning set forth in Section 10.3(a) of the Sale and Servicing Agreement.

          "Authorized Officer" means, with respect to the Servicer or Issuer, any officer or agent acting pursuant to a power of attorney of such Person, who is authorized to act therefor and who is identified on the list of Authorized Officers delivered by such Person to the Trustee and the Note Purchaser on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

          "Available Funds" means, for each Settlement Date, the sum of the following amounts with respect to the preceding Accrual Period, without duplication: (i) all collections on the Receivables; (ii) Net Liquidation Proceeds received during the Accrual Period with respect to Liquidated Receivables; (iii) all Purchase Amounts deposited in the Collection Account by the related Determination Date pursuant to Section 5.6 of the Sale and Servicing Agreement; (iv) Investment Earnings for the related Settlement Date; (v) all amounts received pursuant to Receivable Insurance Policies with respect to any Financed Vehicles; (vi) any amounts received by the Purchaser pursuant to the Hedge Agreements; and (vii) the Purchase Price of any Receivable repurchased by the Seller or the Purchaser during such Accrual Period.

          "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

          "Backup Servicer" means Wells Fargo Bank, National Association in its capacity as Backup Servicer pursuant to the terms of the Servicing and Lockbox Processing Assumption Agreement or such Person as shall have been appointed Backup Servicer pursuant to Section 9.3(b) or 9.6 of the Sale and Servicing Agreement.

          "Backup Servicing Fee" means (A) the fee payable to the Backup Servicer so long as the Seller or any successor Servicer (other than the Backup Servicer) is the Servicer, on each Settlement Date in the amount equal to $1,800 per data transmission received by the Backup Servicer pursuant to Section 4.14 of the Sale and Servicing Agreement and (B) any other amounts payable to the Backup Servicer pursuant to the Fee Schedule

          "Basic Documents" means the Indenture, the Sale and Servicing Agreement, the Lockbox Agreements, the Note Purchase Agreement, the Hedge Agreement, the Servicing and Lockbox Processing Assumption Agreement, the Engagement Letter and other documents and certificates delivered in connection therewith.

          "Benefit Plan" shall mean an "employee benefit plan", as defined in
Section 3(3) of ERISA, which is subject to Title I of ERISA or any "plan" as defined in Section 4975 of the Code.

          "Borrowing Base" means, as of any date of determination, an amount equal to the sum of (i) the CPS Borrowing Base, (ii) the lesser of (A) the TFC Borrowing Base and (B) $25,000,000, (iii) the lesser of (A) the Clean-up Call Borrowing Base and (B) $10,000,000 and (iv) Available Funds allocable to principal payments made by Obligors (including any Eligible Investments) on deposit in the Collection Account.

          "Borrowing Base Certificate" means, with respect to any transfer of Receivables, the certificate of the Servicer setting forth the calculation of the Borrowing Base, substantially in the form of Exhibit A to the Note Purchase Agreement.

          "Borrowing Base Deficiency" means, as of any date of determination, the positive excess, if any, of the Invested Amount over the Borrowing Base.

          "Business Day" means any (i) day other than a Saturday, a Sunday or other day on which commercial banks located in the states of Minnesota, California or New York are authorized or obligated to be closed and (ii) if the applicable Business Day relates to the determination of LIBOR, a day which is a day described in clause (i) above and which is also a day for trading by and between banks in the London interbank eurodollar market.

          "Cap Rate" means, as of any date, the strike rate under the Hedge Agreement then in effect between the Issuer and the Hedge Counterparty.

          "Capped Monthly Interest" means with respect to any Settlement Date, the lesser of (A) the Noteholder's Monthly Interest Distributable Amount and (B) the sum of, for each day in the related Accrual Period, the product of (i) the Cap Rate for such day, (ii) the notional amount of the Hedge Agreements for such day and (iii) 1/360.

          "Casualty" means, with respect to a Financed Vehicle, the total loss or destruction of such Financed Vehicle.

          "Change of Control" means a change resulting when any Unrelated Person or any Unrelated Persons, acting together, that would constitute a Group together with any Affiliates or Related Persons thereof (in each case also constituting Unrelated Persons) shall at any time either (i) Beneficially Own more than 50% of the aggregate voting power of all classes of Voting Stock of the Seller, or (ii) succeed in having sufficient of its or their nominees elected to the Board of Directors of the Seller such that such nominees when added to any existing director remaining on the Board of Directors of the Seller after such election who is an Affiliate or Related Person of such Person or Group, shall constitute a majority of the Board of Directors of the Seller. As used herein, (a) "Beneficially Own" shall mean "beneficially own" as defined in Rule 13d-3 of the Exchange Act, or any successor provision thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange; (b) "Group" shall mean a "group" for purposes of Section 13(d) of the Exchange Act; (c) "Unrelated Person" shall mean at any time any Person other than the Seller or any of its Subsidiaries and other than any trust for any employee benefit plan of the Seller or any of its Subsidiaries; (d) "Related Person" shall mean any other Person owning (1) 5% or more of the outstanding common stock of such Person, or
(2) 5% or more of the Voting Stock of such Person; and (e) "Voting Stock" of any Person shall mean the capital stock or other indicia of equity rights of such Person which at the time has the power to vote for the election of one or more members of the Board of Directors (or other governing body) of such Person.

          "Clean-up Call Borrowing Base" means, as of any date of determination, an amount equal to the product of (a) the Aggregate Principal Balance of the Clean-up Call Receivables and (b) the applicable Advance Rate; provided that on and after the Clean-up Call Termination Date, the Clean-up Call Borrowing Base shall equal zero.

          "Clean-up Call Receivables" means Eligible Receivables that were acquired by the Seller from Mercury, TFCRC IV and TFCRC VI pursuant to clean-up calls from, as applicable, MFN Auto Receivables Trust 2001-A, MFN Auto Receivables 2002-A, TFC Automobile Receivables Trust 2002-1 and TFC Automobile Receivables Trust 2002-2.

          "Clean-up Call Termination Date" means January 31, 2006.

          "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act, or any successor provision thereto. The initial Clearing Agency shall be The Depository Trust Company.

          "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

          "Closing Date" means June 30, 2004.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

          "Collateral" has the meaning specified in the Granting Clause of the Indenture.

          "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.1 of the Sale and Servicing Agreement.

          "Commission" means the United States Securities and Exchange
Commission.

          "Commitment" means the obligation of the Note Purchaser to make Advances to the Issuer pursuant to the terms of the Note Purchase Agreement and the other Basic Documents.

          "Concentration Limits" means with respect to Eligible Receivables:

          (i) CPS Receivables originated in any one state except California and Texas shall not at any time represent more than 15% of the Aggregate Principal Balance of the CPS Receivables;

          (ii) CPS Receivables originated in California shall not in the aggregate at any time represent more than 20% of the Aggregate Principal Balance of the CPS Receivables;

          (iii) CPS Receivables originated in Texas shall not in the aggregate at any time represent more than 20% of the Aggregate Principal Balance of the CPS Receivables;

          (iv) CPS Receivables originated in California and Texas shall not in the aggregate at any time represent more than 35% of the Aggregate Principal Balance of the CPS Receivables;

          (v) CPS Receivables originated in connection with the financing of used motor vehicles shall not at any time represent more than 90% of the Aggregate Principal Balance of the CPS Receivables;

          (vi) CPS Receivables the Obligors of which are the subject of Insolvency Events under Chapter 7 of the Bankruptcy Code and have completed a 341 Hearing shall not at any time represent more than 3% of the Aggregate Principal Balance of the CPS Receivables;

          (vii) CPS Receivables owing by Obligors on active duty in the military shall not at any time represent more than 7.5% of the Aggregate Principal Balance of the CPS Receivables;

          (viii) CPS Receivables originated by "independent" Dealers shall not at any time represent more than 10% of the Aggregate Principal Balance of the CPS Receivables;

          (ix) CPS Receivables originated by Affiliates of rental car companies shall not at any time represent more than 5% of the Aggregate Principal Balance of the CPS Receivables;

          (x) CPS Receivables originated under Seller's "First Time Buyer Program" shall not at any time represent more than 10% of the Aggregate Principal Balance of the CPS Receivables;

          (xi) CPS Receivables originated under Seller's "Delta Program" shall not at any time represent more than 5% of the Aggregate Principal Balance of the CPS Receivables;

          (xii) CPS Receivables originated under Seller's "Standard Program" shall not at any time represent more than 13% of the Aggregate Principal Balance of the CPS Receivables;

          (xiii) CPS Receivables originated under the Seller's "Delta Program," "Standard Program" and "First Time Buyer Program" shall not in the aggregate at any time represent more than 20% of the Aggregate Principal Balance of the CPS Receivables;

          (xiv) CPS Receivables the Obligors of which shall have an aggregate weighted average credit score that shall not exceed 32.5;

          (xv) as of any date, Eligible Receivables with an original term of 66 months shall not exceed 8% and Eligible Receivables with an original term of 72 months shall not exceed 32%;

          (xvi) as of any date, the Aggregate Principal Balance of CPS Receivables with an original term greater than 60 months with respect to which the related Financed Vehicle is a used vehicle shall not exceed 60% of the Aggregate Principal Balance of all CPS Receivables with an original term greater than 60 months as of such date;

          (xvii) TFC Receivables originated in any one state except California and Georgia shall not at any time represent more than 15% of the Aggregate Principal Balance of the TFC Receivables;

          (xviii) TFC Receivables originated in California shall not in the aggregate at any time represent more than 20% of the Aggregate Principal Balance of the TFC Receivables;

          (xviv) TFC Receivables originated in Georgia shall not in the aggregate at any time represent more than 20% of the Aggregate Principal Balance of the TFC Receivables;

          (xx) TFC Receivables originated in California and Georgia shall not in the aggregate at any time represent more than 35% of the Aggregate Principal Balance of the TFC Receivables;

          (xxi) TFC Receivables with respect to which more than 10% of a Scheduled Receivable Payment is more than 31 days contractually delinquent as of the end of the immediately preceding Accrual Period shall not in the aggregate represent more than 10% of the Aggregate Principal Balance of the TFC Receivables;

          (xxii) TFC Receivables originated under TFC's "E-1 Program" and "E-2 Program" shall not at any time represent more than 30% of the Aggregate Principal Balance of the TFC Receivables;

          (xxiii) TFC Receivables the Obligors of which are currently enlisted in the U.S. Army shall not at any time represent more than 47.5% of the Aggregate Principal Balance of the TFC Receivables; and

          (xxiv) TFC Receivables the Obligors of which are currently enlisted in the U.S. Navy shall not at any time represent more than 25% of the Aggregate Principal Balance of the TFC Receivables.

          "Consolidated Total Adjusted Equity" of any Person means, with respect to any fiscal quarter, the total shareholders' equity of such Person and its consolidated Subsidiaries that, in accordance with generally accepted accounting principles, is reflected on the consolidated balance sheet of such Person and its consolidated Subsidiaries for such fiscal quarter, minus the aggregate amount of such Person's intangible assets, including without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.

          "Consumer Laws" means federal and State usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Servicemembers Civil Relief Act, the Texas Consumer Credit Code, the California Automobile Sales Finance Act, State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other federal, State and local consumer credit laws and equal credit opportunity and disclosure laws.

          "Contract" means a motor vehicle retail installment sale contract or installment promissory note or security agreement relating to the sale or refinancing of new or used automobiles, light duty trucks, vans or minivans, and other writings related thereto from time to time.

          "Contract Purchase Guidelines" means (a) with respect to the CPS Receivables, CPS' established "Contract Purchase Guidelines" and (b) with respect to the TFC Receivables, TFC's established "Contract Purchase Guidelines", in each case as the same may be amended from time to time in accordance with Section 8.2(c) of the Sale and Servicing Agreement.

          "Corporate Trust Office" means with respect to the Trustee, the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office is located at Sixth Street and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479, or at such other address as the Trustee may designate from time to time by notice to the Note Purchaser, the Servicer, the Issuer, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the Note Purchaser).

          "CPS" means Consumer Portfolio Services, Inc., a California corporation.

          "CPS Advance Rate Matrix" means the following matrix, the results of which reflect the CPS Advance Rate to be used in (a)(i) of the definition of "Advance Rate" herein:

    -----------------------------------------------------------------------
       NET SPREAD     WEIGHTED AVERAGE PORTFOLIO REMAINING TERM (IN MONTHS)
       ----------     -----------------------------------------------------
    -----------------------------------------------------------------------
                          30 TO 41         42 TO 53        54 OR MORE
                          --------         --------        ----------
    -----------------------------------------------------------------------
      8.0% TO 8.9%          69.6             72.6             74.0
    -----------------------------------------------------------------------
      9.0% TO 9.9%          70.5             73.7             75.5
    -----------------------------------------------------------------------
     10.0% OR HIGHER        71.3             74.8             77.0
    -----------------------------------------------------------------------

          "CPS Borrowing Base" means, as of any date of determination, an amount equal to (a) the excess of (i) the Aggregate Principal Balance of the CPS Receivables over (ii) the Excess Concentration Amount for the CPS Receivables multiplied by (b) the applicable Advance Rate.

          "CPS Receivables" means Eligible Receivables that were acquired from Dealers by the Seller.

          "Cram Down Loss" means, with respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring Scheduled Receivable Payments to be made on a Receivable, an amount equal to such reduction in the Principal Balance of such Receivable or the reduction in the net present value (using as the discount rate the lower of the contract rate or the rate of interest specified by the court in such order) of the Scheduled Receivable Payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date such order is entered.

          "Cutoff Date" means, with respect to a Receivable or Receivables, the date specified as such for such Receivable or Receivables in the Schedule of Receivables attached to the Sale and Servicing Agreement or any Assignment.

          "Dealer" means, with respect to a Receivable, the seller of the related Financed Vehicle, who originated and assigned such Receivable to the Seller, which Dealer shall not be an Affiliate of the Seller (including, without limitation, MFN Financial Corporation and TFC Enterprises, Inc.).

          "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

          "Default Applicable Margin" means 2.00%.

          "Defaulted Receivable" means, with respect to any Receivable as of any date, a Receivable with respect to which: (i) more than 10% of its Scheduled Receivable Payment is more than 90 days past due as of the end of the immediately preceding Accrual Period, (ii) the Servicer has repossessed the related Financed Vehicle (and any applicable redemption or acceleration period has expired) as of the end of the immediately preceding Accrual Period, or (iii) such Receivable has been written off by the Servicer as uncollectible in accordance with the Servicer's policies or the Servicer has determined in good faith that payments thereunder are not likely to be resumed.

          "Defective Receivable" means a Receivable that is subject to repurchase pursuant to Section 3.2 or Section 4.7 of the Sale and Servicing Agreement.

          "Deficiency Claim Amount" has the meaning set forth in Section 5.5(b) of the Sale and Servicing Agreement.

          "Deficiency Claim Date" means, with respect to any Settlement Date, the Business Day immediately preceding such Settlement Date.

          "Deficiency Notice" has the meaning set forth in Section 5.5(b) of the Sale and Servicing Agreement.

          "Definitive Note" has the meaning specified in Section 2.5(c) to the Indenture.

          "Delivery" means, when used with respect to Pledged Account Property:

          (i) the perfection and priority of a security interest in such Pledged Account Property which is governed by the law of a jurisdiction which has adopted the 1978 Revision to Article 8 of the UCC (and not the 1994 Revision to Article 8 of the UCC as referred to in (ii) below):

               (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Trustee or its nominee or custodian by physical delivery to the Trustee or its nominee or custodian endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC), transfer thereof (1) by delivery of such certificated security endorsed to, or registered in the name of, the Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Trustee or its nominee or custodian, or (2) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Pledged Account Property to the Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

               (b) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Pledged Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trustee or its nominee or custodian of the purchase by the Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Trustee or its nominee or custodian and indicating that such custodian holds such Pledged Account Property solely as agent for the Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Pledged Account Property to the Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

               (c) with respect to any item of Pledged Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Trustee or its nominee or custodian; or

          (ii) the perfection and priority of a security interest in such Pledged Account Property which is governed by the law of a jurisdiction which has adopted the 1994 Revision to Article 8 of the UCC:

               (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-102(a)(47) of the UCC (other than certificated securities) and are susceptible of physical delivery, transfer thereof to the Trustee by physical delivery to the Trustee, indorsed to, or registered in the name of, the Trustee or its nominee or indorsed in blank and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Pledged Account Property to the Trustee free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

               (b) with respect to a "certificated security" (as defined in Section 8-102(a)(4) of the UCC), transfer thereof:

                    (1) by physical delivery of such certificated security to the Trustee, provided that if the certificated security is in registered form, it shall be indorsed to, or registered in the name of, the Trustee or indorsed in blank;

                    (2) by physical delivery of such certificated security in registered form to a "securities intermediary" (as defined in Section 8-102(a)(l4) of the UCC) acting on behalf of the Trustee if the certificated security has been specially endorsed to the Trustee by an effective endorsement.

               (c) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "depositary" pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trustee of the purchase by the securities intermediary on behalf of the Trustee of such book-entry security; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Trustee and indicating that such securities intermediary holds such book-entry security solely as agent for the Trustee; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Pledged Account Property to the Trustee free of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

               (d) with respect to any item of Pledged Account Property that is an "uncertificated security" (as defined in Section 8-102(a)(18) of the UCC) and that is not governed by clause (c) above, transfer thereof:

                    (1)(A) by registration to the Trustee as the registered owner thereof, on the books and records of the issuer thereof;

                    (B) by another Person (not a securities intermediary) who either becomes the registered owner of the uncertificated security on behalf of the Trustee, or having become the registered owner acknowledges that it holds for the Trustee;

                    (2) the issuer thereof has agreed that it will comply with instructions originated by the Trustee without further consent of the registered owner thereof;

               (e) with respect to a "security entitlement" (as defined in Section 8-I 02(a)( 17) of the UCC):

                    (1) if a securities intermediary (A) indicates by book entry that a "financial asset" (as defined in Section 8-102(a)(9) of the UCC) has been credited to the Trustee's "securities account" (as defined in Section 8-501(a) of the UCC), (B) receives a financial asset (as so defined) from the Trustee or acquires a financial asset for the Trustee, and in either case, accepts it for credit to the Trustee's securities account (as so defined), (C) becomes obligated under other law, regulation or rule to credit a financial asset to the Trustee's securities account, or (D) has agreed that it will comply with "entitlement orders" (as defined in Section 8-1 02(a)(8) of the UCC) originated by the Trustee, without further consent by the "entitlement holder" (as defined in Section 8-l02(a)(7) of the UCC), of a confirmation of the purchase and the making by such securities intermediary of entries on its books and records identifying as belonging to the Trustee of (I) a specific certificated security in the securities intermediary's possession, (II) a quantity of securities that constitute or are part of a fungible bulk of certificated securities in the securities intermediary's possession, or (III) a quantity of securities that constitute or are part of a fungible bulk of securities shown on the account of the securities intermediary on the books of another securities intermediary;

               (f) in each case of delivery contemplated pursuant to clauses (a) through (e) of subsection (ii) hereof, the Trustee shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that such Trust Property which constitutes a security is held in trust pursuant to and as provided in the Sale and Servicing Agreement.

          "Determination Date" means, with respect to any Settlement Date, the fourth Business Day immediately preceding such Settlement Date.

          "Dollar" means lawful money of the United States.

          "Draw Date" means, with respect to any Settlement Date, the third Business Day immediately preceding such Settlement Date.

          "Eligible Account" means either (i) a segregated trust account that is maintained with a depository institution acceptable to the Note Purchaser, or
(ii) a segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short-term deposit or commercial paper rating of at least "A-1+" by Standard & Poor's and "P-1" by Moody's and acceptable to the Note Purchaser.

          "Eligible Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

               (a) direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

               (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall be rated "A-1+" by Standard & Poor's and "P-1" by Moody's;

               (c) commercial paper that, at the time of the investment or contractual commitment to invest therein, is rated "A-1+" by Standard & Poor's and "P-1" by Moody's;

               (d) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

               (e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed as to the full and timely payment by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (i) a depository institution or trust company (acting as principal) described in clause (b) or (ii) a depository institution or trust company whose commercial paper or other short term unsecured debt obligations are rated "A-1+" by Standard & Poor's and "P-1" by Moody's and long term unsecured debt obligations are rated "AAA" by Standard & Poor's and "Aaa" by Moody's;

               (f) with the prior written consent of the Note Purchaser, money market mutual funds registered under the Investment Company Act of 1940, as amended, having a rating, at the time of such investment, from each of the Rating Agencies in the highest investment category granted thereby; and

               (g) any other investment as may be acceptable to the Note Purchaser, as evidenced by a writing to that effect, as may from time to time be confirmed in writing to the Trustee by the Note Purchaser, so long as the Note Purchaser and the Trustee has received written notification from each Rating Agency that the acquisition of such investment will satisfy the Rating Agency Condition.

          Any of the foregoing Eligible Investments may be purchased by or through the Trustee or any of its Affiliates.

          "Eligible Receivables" means, as of any date of determination, Receivables (a) with respect to each of which no more than 10% of its Scheduled Receivable Payment is no more than 45 days contractually delinquent as of the end of the immediately preceding Accrual Period, (b) that are not Liquidated Receivables, (c) that are not Repossessed Receivables, (d) that are not Defective Receivables; (e) that are not listed on Schedule A to the Trust Receipt (unless subsequently cured); (f) that have the characteristics set forth in Section 3.1 of the Sale and Servicing Agreement; (g) that have not been in the Borrowing Base for more than twelve months; and (h) on and after the Clean-up Call Termination Date, that are not Clean-up Call Receivables.

          "Eligible Servicer" means a Person approved to act as "Servicer" under the Sale and Servicing Agreement by the Note Purchaser.

          "Engagement Letter" means the letter agreement dated as of April 27, 2004, entered between CPS and UBS Securities LLC.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Event of Default" has the meaning specified in Section 5.1 of the Indenture.

          "Excess Concentration Amount" means the aggregate amount by which (without duplication), the Aggregate Principal Balance of Eligible Receivables sold to the Purchaser hereunder exceeds any of the Concentration Limits; provided, however, that in determining which Receivables to exclude for purposes of complying with any Concentration Limit, the Seller shall exclude Receivables starting with those having the most recent origination dates.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation; with respect to any limited liability company, the manager, and with respect to any partnership, any general partner thereof.

          "Facility Termination Date" means the earlier of (I) the first to occur of (A) the Scheduled Maturity Date or (B) the date of the occurrence of a Funding Termination Event specified in clauses (iv) through (vii) of the definition thereof, (II) the date of the occurrence of a Funding Termination Event specified in clauses (i) through (iii) of the definition thereof, and
(III) any anniversary of the Closing Date to the extent that the Note Purchaser, the Issuer or CPS has delivered notice of termination to the other parties to the Note Purchase Agreement no earlier than 90 days and no later than 30 days prior to such anniversary.

          "FDIC" means the Federal Deposit Insurance Corporation.

          "Fee Schedule" means that certain notice captioned "Schedule of Fees for CPS - UBS Warehouse" from Wells Fargo Bank, National Association, as acknowledged by the Servicer as of June 30, 2004.

          "Final Scheduled Settlement Date" means the Settlement Date occurring on or after the date that is four months after the Facility Termination Date.

          "Financed Vehicle" means a new or used automobile, light truck, van or minivan, together with all accessions thereto, securing an Obligor's indebtedness under a Receivable.

          "Financial Statements" has the meaning set forth in Section 5.02(e) of the Note Purchase Agreement.

          "Funding Date" shall mean the Business Day on which an Advance occurs.

          "Funding Termination Event" means the occurrence of any one of the following events, unless waived in writing by the Note Purchaser: (i) an Event of Default; (ii) failure by the Seller or the Servicer to repurchase any Receivable in accordance with the terms of the Sale and Servicing Agreement;
(iii) CPS or an Affiliate thereof shall no longer be the Servicer under the Sale and Servicing Agreement; (iv) CPS is terminated as servicer under any other sale and servicing agreement relating to a term securitization or warehouse financing facility (other than a term securitization or a warehouse financing facility, with respect to which CPS is only in the capacity of a third-party servicer and owns no residual interest therein and the related retail motor vehicle installment sale contracts of which were not originated or purchased by CPS or its Affiliates); (v) failure by the Issuer or the Servicer to accept the proposed assignee in accordance with Section 8.03(c)(iii) of the Note Purchase Agreement; (vi) Charles E. Bradley, Sr. becomes an officer, director or employee of the Seller; and (vii) the shadow assessment of the Notes shall be below BBB by Standard & Poor's or Baa3 by Moody's and the Noteholder shall have declared that a Funding Termination Event has occurred.

          "GAAP" means generally accepted accounting principles occasioned by the promulgation of rules, regulations, pronouncements or opinions by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or the Securities and Exchange Commission (or successors thereto or agencies with similar functions) from time to time.

          "Governmental Authority" means the United States of America, any state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions thereof pertaining thereto.

          "Grant" means to mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

          "Hedge Agreement" means, an interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, and all other agreements or arrangements designed to protect a Person against fluctuations in interest rate, in each case in a notional amount equal to the principal amount of all Advances and in form and substance satisfactory to the Note Purchaser, including but not limited to the master agreement, between the Issuer and a Hedge Counterparty, and all schedules and confirmations in connection therewith; provided that the Rating Agency Condition shall have been satisfied with respect to such Hedge Agreement (other than an interest rate cap agreement).

          "Hedge Counterparty" means any entity acceptable to the Note Purchaser and the Issuer that enters into a Hedge Agreement with the Issuer.

          "Hedge Counterparty Scheduled Fees" means the fees due and owing to the Hedge Counterparty pursuant to the Hedge Agreement other than the Hedge Counterparty Termination Fees.

          "Hedge Counterparty Termination Fees" has the meaning assigned to such term in the Hedge Agreement.

          "Holder" or "Noteholder" means the Person in whose name the Note is registered on the Note Register, which shall initially be UBS.

          "Indebtedness" means, with respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (including trade obligations); (b) obligations of such Person as lessee under leases which should be, in accordance with generally accepted accounting principles, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for or liabilities incurred on the account of such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

          "Indenture" means the Indenture dated as of June 30, 2004, among the Issuer, UBS, as Noteholder, and Wells Fargo Bank, National Association, as Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

          "Independent" means, when used with respect to any specified Person, that the person (a) is in fact independent of the Issuer, any other obligor upon the Note, the Seller and any Affiliate of any of the foregoing persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

          "Ineligible Receivable" means any Receivable other than an Eligible Receivable.

          "Initial Advance" means, the first Advance that is funded on or after the Closing Date.

          "Insolvency Event" means, with respect to a specified Person, (a) the institution of a proceeding or the filing of a petition against such Person seeking the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such proceeding or petition, decree or order shall remain unstayed or undismissed for a period of 60 consecutive days or an order or decree for the requested relief is earlier entered or issued; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

          "Interest Period" means, with respect to the Note and any Settlement Date, the Accrual Period most recently ended as of such Settlement Date.

          "Invested Amount" means, with respect to any date of determination, the aggregate principal amount (including all Advance Amounts as of such date) of the Note Outstanding at such date of determination.

          "Investment Company Act" has the meaning set forth in Section 5.01 of the Note Purchase Agreement.

          "Investment Earnings" means, with respect to any Settlement Date and any Pledged Account, the investment earnings on Pledged Account Property and deposited into such Pledged Account during the related Accrual Period pursuant to Section 5.1(f) of the Sale and Servicing Agreement.

          "Issuer" means Page Funding LLC until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein, each other obligor on the Note.

          "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Trustee.

          "LIBOR" means the rate for one-month deposits in U.S. dollars, which rate is determined on a daily basis by the Noteholder by reference to the British Bankers' Association LIBOR Rates on Bloomberg (or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits) on such date (or, if such date is not a Business Day, on the immediately preceding Business Day) at or about 11 a.m. New York City time; provided, however, that if no rate appears on Bloomberg on any date of determination, LIBOR shall mean the rate for one-month deposits in U.S. Dollars which appears on the Telerate Page 3750 on any such date of determination; provided further, that if no rate appears on either Bloomberg or such Telerate Page 3750, on any such date of determination LIBOR shall be determined as follows:

          LIBOR will be determined at approximately 11:00 a.m., New York City time, on such day on the basis of (a) the arithmetic mean of the rates at which one-month deposits in U.S. dollars are offered to prime banks in the London interbank market by four (4) major banks in the London interbank market selected by the Noteholder and in a principal amount of not less than $75,000,000 that is representative for a single transaction in such market at such time, if at least two (2) such quotations are provided, or (b) if fewer than two (2) quotations are provided as described in the preceding clause (a), the arithmetic mean of the rates, as requested by the Noteholder, quoted by three (3) major banks in New York City, selected by the Noteholder, at approximately 11:00 A.M., New York City time, on such day, one-month deposits in United States dollars to leading European banks and in a principal amount of not less than $75,000,000 that is representative for a single transaction in such market at such time.

          "Lien" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Receivable by operation of law as a result of an Obligor's failure to pay an obligation.

          "Lien Certificate" means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the obligor, the term "Lien Certificate" shall mean only a certificate or notification issued to a secured party.

          "Liquidated Receivable" means any Receivable (i) which has been liquidated by the Servicer through the sale of the Financed Vehicle or (ii) for which the related Financed Vehicle has been repossessed and 90 days have elapsed since the date of such repossession or (iii) as to which an Obligor has failed to make more than 90% of a Scheduled Receivable Payment of more than ten dollars for 120 (or, if the related Financed Vehicle has been repossessed, 210) or more days as of the end of an Accrual Period or (iv) with respect to which proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Receivable. For purposes of this definition, a Receivable shall be deemed a "Liquidated Receivable" upon the first to occur of the events specified in items (i) through (iv) of the previous sentence.

          "Lockbox Accounts" means the accounts maintained on behalf of the Trustee by the Lockbox Bank pursuant to Section 4.2(b) of the Sale and Servicing Agreement.

          "Lockbox Agreement" means (a) in the case of CPS Receivables, the Multiparty Agreement Relating to Lockbox Services, dated as of June 30, 2004, by and among the Lockbox Processor, the Purchaser, the Servicer and the Trustee, and (b) in the case of TFC Receivables and/or Clean-up Call Receivables, the Multiparty Agreement Relating to Lockbox Services, dated as of June 29, 2005, by and among the Lockbox Processor, the Purchaser, the Servicer and the Trustee, in each case, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, unless the Trustee shall cease to be a party thereunder, or such agreement shall be terminated in accordance with its terms, in which event "Lockbox Agreements" shall mean such other agreement(s), in form and substance acceptable to the Noteholder, among the Servicer, the Purchaser, and the Lockbox Processor and any other appropriate parties.

          "Lockbox Bank" means as of any date a depository institution named by the Servicer and acceptable to the Noteholder at which each Lockbox Accounts is established and maintained as of such date.

          "Lockbox Processor" means Regulus West, LLC and its successors and assigns.

          "Loss Ratio" means, as of any date, the average of the loss ratios (expressed as a percentage) for the three Accrual Periods immediately preceding such date, as computed based on the methodology set forth in the Servicer's then most recent report on Form 10-Q or Form 10-K, as applicable, for calculation of net losses on Receivables originated and serviced by the Servicer (excluding receivables acquired in mergers or acquisitions).

          "Material Adverse Change" means (a) in respect of any Person, a material adverse change in (i) the business, financial condition, results of operations or properties of such Person or any of its Subsidiaries or Affiliates, or (ii) the ability of such Person to perform its obligations under any of the Basic Documents to which it is a party, (b) in respect of any Receivable, a material adverse change in (i) the value or marketability of such Receivable, or (ii) the probability that amounts now or hereafter due in respect of such Receivable will be collected on a timely basis, in each case in a manner that materially and adversely affects the Noteholder or (c) the ability of the Trustee on behalf of the Noteholder to realize the benefits of the security afforded under the Basic Documents.

          "Maximum Invested Amount" means $125,000,000.

          "Mercury" means Mercury Securitization LLC, a Delaware corporation.

          "MFN" means any of (i) Mercury Finance Company LLC, a Delaware LLC, and (ii) the direct wholly-owned corporate subsidiaries of MFN Financial Corporation, a Delaware corporation, that acquired MFN Receivables from Dealers and which MFN Receivables were ultimately transferred to MFN Auto Receivables Trust 2001-A or MFN Auto Receivables 2002-A in connection with a securitization.

          "MFN Receivables" means Eligible Receivables that are Clean-up Call Receivables acquired by Seller from Mercury pursuant to a TFC/MFN Assignment.

          "Moody's" means Moody's Investors Service, Inc., or its successor.

          "Net Borrowing Base" means, as of any date of determination, an amount equal to the Borrowing Base less any Available Funds (including any Eligible Investments) on deposit in the Collection Account

          "Net Liquidation Proceeds" means, with respect to a Liquidated Receivable, all amounts realized with respect to such Receivable (other than amounts withdrawn from the Reserve Account) net of (i) reasonable expenses incurred by the Servicer in connection with the collection of such Receivable and the repossession and disposition of the Financed Vehicle and the reasonable cost of legal counsel with the enforcement of a Liquidated Receivable and (ii) amounts that are required to be refunded to the Obligor on such Receivable; provided, however, that the Net Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

          "Net Spread" means on any date a rate per annum equal to the difference of the (x) weighted average APR of the CPS Receivables minus (y) the sum of (i) the Servicing Fee Percentage, (ii) the per annum rate used to compute the Backup Servicer's Fee, and (iii) the product of (1) the sum of (a) the Cap Rate, (b) the per annum rate used to compute the Trustee's Fee, (c) the per annum rate used to compute the Hedge Counterparty Scheduled Fees and (d) 1.5% and (2) on the first calculation after the Restatement Effective Date, 75.5%, and thereafter the most recently calculated Advance Rate.

          "Note" means the Amended and Restated Floating Rate Variable Funding Note, substantially in the form of the Note set forth in Exhibit A-1 to the Indenture.

          "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.1 of the Sale and Servicing Agreement.

          "Note Interest Rate" means for any day during the Interest Period the sum of (i) LIBOR for such day and (ii) the Applicable Margin; provided, however, that the Note Interest Rate will in no event be higher than the maximum rate permitted by law.

          "Note Paying Agent" means the Trustee or any other Person that meets the eligibility standards for the Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and the Note Distribution Account, including payment of principal of or interest on the Note on behalf of the Issuer.

          "Note Purchase Agreement" means the Note Purchase Agreement dated as of June 30, 2004 among UBS, the Issuer and the Servicer, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

          "Note Purchaser" means UBS and its successors and permitted assigns.

          "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.4 of the Indenture.

          "Noteholder" means the Person in whose name a Note is registered on the Note Register.

          "Noteholder's Interest Carryover Shortfall" means, with respect to any Settlement Date, the excess of the Noteholder's Interest Distributable Amount for the preceding Settlement Date over the amount that was actually deposited in the Note Distribution Account on such preceding Settlement Date on account of the Noteholder's Interest Distributable Amount.

          "Noteholder's Interest Distributable Amount" means, with respect to any Settlement Date, the sum of the Noteholder's Monthly Interest Distributable Amount for such Settlement Date and the Noteholder's Interest Carryover Shortfall for such Settlement Date, if any, plus interest on the Noteholder's Interest Carryover Shortfall, to the extent permitted by law, at the Note Interest Rate for the related Interest Period(s), from and including the preceding Settlement Date to, but excluding, the current Settlement Date.

          "Noteholder's Monthly Interest Distributable Amount" means, with respect to any Settlement Date, the sum of the product of (i) the Note Interest Rate for each day during such Interest Period, (ii) the Invested Amount for each day during such Interest Period and (iii) 1/360.

          "Noteholder's Principal Distributable Amount" means, with respect to any Settlement Date (other than the Final Scheduled Settlement Date) (A) (i) prior to the Facility Termination Date or (ii) upon and after the Facility Termination Date that results upon the occurrence of any event specified in clauses (I) and (III) of the definition thereof, the Borrowing Base Deficiency, if any, and (B) upon and after the Facility Termination Date that results upon the occurrence of any event specified in clause (II) of the definition thereof, the aggregate outstanding principal amount of the Note. The Noteholder's Principal Distributable Amount on the Final Scheduled Settlement Date will equal the aggregate outstanding principal amount of the Note.

          "Obligor" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

          "Officer's Certificate" means a certificate signed by the chairman of the board, the president, any vice chairman of the board, any vice president, the treasurer, the controller or assistant treasurer or any assistant controller, secretary or assistant secretary of the Seller, the Purchaser or the Servicer, as appropriate.

          "Opinion Collateral" has the meaning set forth in Section 3.6(a) of the Indenture.

          "Opinion of Counsel" means a written opinion of counsel who may be but need not be counsel to the Purchaser, the Seller or the Servicer, which counsel shall be reasonably acceptable to the Trustee and the Noteholder and which opinion shall be reasonably acceptable in form and substance to the Trustee and to the Noteholder.

          "Other Conveyed Property" means all property conveyed by the Seller to the Purchaser pursuant to Sections 2.1 (a)(ii) through (x) of the Sale and Servicing Agreement and Section 2 of each Assignment.

          "Outstanding" means, as of the date of determination, the Note theretofore authenticated and delivered under the Indenture except:

               (i) the Note theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

               (ii) the Note the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Note Paying Agent in trust for the Holder of the Note (provided, however, that if the Note is to be prepaid, notice of such prepayment has been duly given pursuant to this Indenture, satisfactory to the Trustee); and

               (iii) the Note in exchange for or in lieu of another Note which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Trustee is presented that any Note is held by a bona fide purchaser.

          "Person" means any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

          "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

          "Pledged Account Property" means the Pledged Accounts, all amounts and investments held from time to time in any Pledged Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

          "Pledged Accounts" has the meaning assigned thereto in Section 5.1(e) of the Sale and Servicing Agreement.

          "Post-Office Box" means each separate post-office box in the name of the Purchaser for the benefit of the Trustee acting on behalf of the Noteholder, established and maintained pursuant to Section 4.2 of the Sale and Servicing Agreement.

          "Principal Balance" of a Receivable, as of the close of business on the last day of an Accrual Period, means the Amount Financed minus the sum of the following amounts without duplication: (i) in the case of a Rule of 78's Receivable, that portion of all Scheduled Receivable Payments actually received on or prior to such day allocable to principal using the actuarial or constant yield method; (ii) in the case of a Simple Interest Receivable, that portion of all Scheduled Receivable Payments actually received on or prior to such day allocable to principal using the Simple Interest Method; (iii) any payment of the Purchase Amount with respect to the Receivable allocable to principal; (iv) any Cram Down Loss in respect of such Receivable; and (v) any prepayment in full or any partial prepayment applied to reduce the principal balance of the Receivable.

          "Principal Funding Account" has the meaning specified in Section 5.1(c) of the Sale and Servicing Agreement.

          "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

          "Program" has the meaning specified in Section 4.11 of the Sale and Servicing Agreement.

          "Purchase Amount" means, on any date with respect to a Defective Receivable, the Principal Balance and all accrued and unpaid interest on the Receivable as of such date (which in the case of a Rule 78's Receivable shall include, without limitation, a full month's interest in the month of purchase at the related APR), after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any, as of such date.

          "Purchase Price" means, with respect to each Receivable and related Other Conveyed Property transferred to the Purchaser on the Closing Date or on any Funding Date, an amount equal to the Principal Balance of such Receivable as of the Closing Date or such Funding Date, as applicable.

          "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of an Accrual Period by the Servicer pursuant to
Section 4.7 of the Sale and Servicing Agreement or repurchased by the Seller pursuant to Section 3.2 or Section 3.4 of the Sale and Servicing Agreement.

          "Purchaser" means Page Funding LLC.

          "Purchaser Property" means the Receivables and Other Conveyed Property, together with certain monies received after the related Cutoff Date, the Receivables Insurance Policies, the Collection Account (including all Eligible Investments therein and all proceeds therefrom), each Lockbox Account and certain other rights under the Sale and Servicing Agreement.

          "Rating Agency" means each of Moody's and Standard & Poor's, and any successors thereof. If no such organization or successor maintains a rating on the Note, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Noteholder, notice of which designation shall be given to the Trustee and the Servicer.

          "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer, the Note Purchaser and the Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Note.

          "Realized Losses" means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Net Liquidation Proceeds allocable to principal thereof.

          "Receivable" means each retail installment sale contract for a Financed Vehicle which is listed on the Schedule of Receivables and all rights and obligations thereunder, except for Receivables that shall have become Purchased Receivables, and, for the avoidance of doubt, shall include all Related Receivables (other than Related Receivables that shall have become Purchased Receivables).

          "Receivable Files" means the documents specified in Section 3.3(a) of the Sale and Servicing Agreement.

          "Receivables Insurance Policy" means, with respect to a Receivable, any insurance policy (including the insurance policies described in Section 4.4 of the Sale and Servicing Agreement) benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

          "Record Date" means, with respect to a Settlement Date, the close of business on the day immediately preceding such Settlement Date.

          "Registrar of Titles" means, with respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

          "Related Receivables" means, with respect to a Funding Date, the Receivables listed on Schedule A to the applicable Assignment executed and delivered by the Seller with respect to such Funding Date.

          "Repossessed Receivable" means a Receivable with respect to which the earlier to occur of (i) the date the Financed Vehicle is actually repossessed and (ii) 30 days after the date the Financed Vehicle is authorized for repossession.

          "Required Cap Rate" means as of any date, as calculated on the date of the most recent Hedge Agreement and in any event, on any Determination Date, a rate per annum equal to the quotient of (X) the difference of (A) the weighted average APR of the Receivables minus (B) the sum of (i) 9.0%, (ii) the weighted average Servicing Fee Percentage, (iii) the per annum rate used to compute the Backup Servicing Fee, (iv) the product of (I) the sum of (a) the per annum rate needed to compute the Trustee's Fee and (b) the Applicable Margin, multiplied by
(II) the applicable Advance Rate divided by (Y) the applicable Advance Rate; provided that the Required Cap Rate shall not be less than 0%.

          "Required Reserve Account Amount" means the greater of (i) the Required Reserve Percentage multiplied by the Aggregate Principal Balance of the Eligible Receivables on such date of determination and (ii) $500,000.

          "Required Reserve Percentage" means 1.5%; provided, however, that upon the occurrence and continuance of a TFC Step-Up Trigger Event, the Required Reserve Percentage with respect to those Eligible Receivables that are TFC Receivables shall be 3.0%; provided, further, and notwithstanding anything to the contrary in the preceding proviso, on any Settlement Date occurring on and after the occurrence of a Funding Termination Event of the type described in
(iv) of the definition thereof, the Required Reserve Percentage shall be 3.5%

          "Reserve Account" means the account designated as such, established and maintained pursuant to Section 5.5 of the Sale and Servicing Agreement.

          "Responsible Officer" means, in the case of the Trustee, the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, vice-president, assistant vice-president or managing director, the secretary, and assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Restatement Effective Date" means June 29, 2005.

          "Rule 144A Information" has the meaning set forth in Section 3.26 of the Indenture.

          "Rule of 78's Receivable" means any Receivable under which the portion of a payment allocable to earned interest (which may be referred to in the related retail installment sale contract as an add-on finance charge) and the portion allocable to the Amount Financed is determined according to the method commonly referred to as the "Rule of 78's" method or the "sum of the months' digits" method or any equivalent method.

          "Sale and Servicing Agreement" means the Amended and Restated Sale and Servicing Agreement dated as of June 29, 2005, among the Purchaser, CPS, as the Seller and the Servicer, and Wells Fargo Bank, National Association, as the Backup Servicer and the Trustee, as the same may be amended or supplemented from time to time.

          "Scheduled Maturity Date" means June 30, 2007, or such later date as the Note Purchaser, the Issuer and CPS have agreed upon in writing prior to June 30, 2007.

          "Scheduled Receivable Payment" means, with respect to any Accrual Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor in such Accrual Period. If after the Closing Date, the Obligor's obligation under a Receivable with respect to a Accrual Period has been modified so as to differ from the amount specified in such Receivable (i) as a result of the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Servicemembers Civil Relief Act, or (iii) as a result of modifications or extensions of the Receivable permitted by Section 4.2 of the Sale and Servicing Agreement, the Scheduled Receivable Payment with respect to such Accrual Period shall refer to the Obligor's payment obligation with respect to such Accrual Period as so modified.

          "Schedule of Receivables" means the schedule of all Receivables purchased by the Purchaser pursuant to the Sale and Servicing Agreement and each Assignment, which is attached as Schedule A to the Sale and Servicing Agreement, as amended or supplemented by each Addition Notice and otherwise from time to time in accordance with the terms of the Sale and Servicing Agreement or the related Assignment.

          "Secured Obligations" means all amounts and obligations which the Issuer may at any time owe to, or on behalf of, the Trustee for the benefit of the Noteholder under the Indenture or the Note.

          "Secured Parties" means each of the Trustee and the Note Purchaser, in respect of the Secured Obligations.

          "Seller" means Consumer Portfolio Services, Inc., and its successors in interest to the extent permitted hereunder.

          "Servicer" means Consumer Portfolio Services, Inc., as the servicer of the Receivables, and each successor Servicer pursuant to Section 10.3 of the Sale and Servicing Agreement.

          "Servicer Delinquency Ratio" means, as of the end of any Accrual Period, a percentage equal to (i) the aggregate outstanding principal balance as of the end of any Accrual Period of all automobile receivables serviced by the Servicer or any Affiliate thereof (excluding automobile receivables acquired by CPS or its Affiliates in mergers and acquisitions and TFC Managed Receivables) as to which more than 10% of the scheduled receivable payment is more than 30 days contractually delinquent as of the end of the immediately preceding Accrual Period, including all receivables for which the related financed vehicle has been repossessed and the proceeds thereof have not yet been realized by the Servicer divided by (ii) the aggregate outstanding principal balance of all automobile receivables serviced by the Servicer or any Affiliate thereof as of the end of the relevant Accrual Period (excluding automobile receivables acquired by CPS or its Affiliates in mergers and acquisitions and TFC Managed Receivables).

          "Servicer Extension Notice" has the meaning specified in Section 4.15 of the Sale and Servicing Agreement.

          "Servicer Receipt" has the meaning specified in Section 3.5 of the Sale and Servicing Agreement.

          "Servicer Termination Event" means an event specified in Section 10.1 of the Sale and Servicing Agreement.

          "Servicer's Certificate" means a certificate completed and executed by a Servicing Officer and delivered pursuant to Section 4.9 of the Sale and Servicing Agreement, substantially in the form of Exhibit A to the Sale and Servicing Agreement.

          "Servicing Fee" has the meaning specified in Section 4.8 of the Sale and Servicing Agreement.

          "Servicing Fee Percentage" means (a) with respect to the CPS Receivables, 2.50%, and (b) with respect to the TFC Receivables and Clean-up Call Receivables, 3.50%, provided that if Backup Servicer is the Servicer, the Servicing Fee Percentage shall be determined in accordance with Servicing and Lockbox Processing Assumption Agreement.

          "Servicing and Lockbox Processing Assumption Agreement" means the Amended and Restated Servicing and Lockbox Processing Assumption Agreement, dated as of June 29, 2005, among CPS, as Seller and Servicer, the Backup Servicer, the Standby Processor and the Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

          "Servicing Officer" means any Person whose name appears on a list of Servicing Officers delivered to the Trustee and the Noteholder, as the same may be amended, modified or supplemented from time to time.

          "Settlement Date" means, with respect to each Accrual Period, the 15th day of the following calendar month, or if such day is not a Business Day, the immediately following Business Day, commencing on August 16, 2004.

          "Simple Interest Method" means the method of allocating a fixed level payment between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the APR multiplied by the unpaid balance multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and the actual number of days in the calendar year) elapsed since the preceding payment of interest was made and the remainder of such payment is allocable to principal.

          "Simple Interest Receivable" means a Receivable under which the portion of the payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

          "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor.

          "Standby Processor" means Wells Fargo Bank, National Association, in its capacity as Standby Processor under the Servicing and Lockbox Processing Assumption Agreement, and it successors and assigns thereunder in such capacity.

          "State" means any one of the 50 states of the United States of America or the District of Columbia.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which a majority of the outstanding shares of capital stock or other equity interests having ordinary voting power for the election of directors or their equivalent is at the time owned by such Person directly or through one or more Subsidiaries.

          "Taxes" has the meaning set forth in Section 3.05 of the Note Purchase Agreement.

          "Term" has the meaning set forth in Section 2.05 of the Note Purchase Agreement.

          "Termination Date" means the date on which the Trustee shall have received payment and performance of all Secured Obligations and disbursed such payments in accordance with the Basic Documents.

          "341 Hearing" means the judicial hearing in which a person subject to a Chapter 7 Insolvency Event has presented his plan of reorganization to the bankruptcy court and all of his creditors.

          "TFC" means The Finance Company, a Virginia corporation.

          "TFCRC IV" means TFC Receivables Corp. IV, a Delaware corporation.

          "TFCRC VI" means TFC Receivables Corp. VI, a Delaware corporation.

          "TFC/MFN Assignment" means an assignment in substantially the form attached as Exhibit E to the Sale and Servicing Agreement pursuant to which TFC, Mercury, TFCRC IV or TFCRC VI, as applicable, transfers and conveys TFC Receivables and Clean-up Call Receivables, as applicable, to CPS from time to time.

          "TFC Borrowing Base" means, as of any date of determination, an amount equal to (a) the excess of (i) the Aggregate Principal Balance of the TFC Receivables over (ii) the Excess Concentration Amount for the TFC Receivables multiplied by (b) the applicable Advance Rate; provided that on or after the occurrence of a TFC Funding Termination Event, the TFC Borrowing Base shall equal zero.

          "TFC Delinquency Ratio" means, at any time of determination for the TFC Managed Receivables, a percentage, equal to the aggregate Principal Balance of the TFC Managed Receivables constituting TFC Delinquent Receivables as of such date of determination divided by the aggregate Principal Balance of all TFC Managed Receivables as of such date of determination.

          "TFC Delinquent Receivable" means any TFC Managed Receivable (other than a Defaulted Receivable) with respect to which more than 10% of a Scheduled Receivable Payment is more than 30 days contractually delinquent as of the end of the immediately preceding Accrual Period.

          "TFC Funding Termination Event" shall mean the occurrence and continuance of any one or more of the following events: (a) the three-month rolling average TFC Delinquency Ratio for all TFC Managed Receivables exceeds 11.25%; (b) the TFC Three-Month Rolling Average Net Loss Test is breached; or
(c) TFC shall no longer be an Affiliate of CPS.

          "TFC Managed Receivables" means a Receivable serviced by TFC, whether a TFC Receivable, a Receivable owned by TFC or otherwise.

          "TFC Receivables" means Eligible Receivables acquired from Dealers by TFC; provided, however, no Clean-up Call Receivable shall be a TFC Receivable.

          "TFC Step Up Trigger Event" shall mean the occurrence and continuance of any one or more of the following events: (a) the three-month rolling average TFC Delinquency Ratio for all TFC Managed Receivables exceeds 10%; or (b) the TFC Three-Month Rolling Average Net Loss Rate, determined as of the last date of the specified month, exceeds (i) 20% in the month of January, (ii) 18% in the month of February, (ii) 17% in the month of March, (iii) 15% in any of the months April through October, (iv) 17% in the month of November and (v) 18% in the month of December.

          "TFC Three-Month Rolling Average Net Loss Test" means that for each month specified in the following table, the TFC Three-Month Rolling Average Net Loss Rate, determined as of the last day of such month, does not exceed the "Maximum TFC Three-Month Rolling Average Net Loss Rate" specified by the following table:

        ----------------------------------------------------------------
                MONTH                 MAXIMUM TFC THREE-MONTH ROLLING
                                           AVERAGE NET LOSS RATE
        ----------------------------------------------------------------
               January                             24.00%
        ----------------------------------------------------------------
               February                            22.00%
        ----------------------------------------------------------------
                March                              20.00%
        ----------------------------------------------------------------
                April                              18.00%
        ----------------------------------------------------------------
                 May                               18.00%
        ----------------------------------------------------------------
                 June                              18.00%
        ----------------------------------------------------------------
                 July                              18.00%
        ----------------------------------------------------------------
                August                             18.00%
        ----------------------------------------------------------------
              September                            18.00%
        ----------------------------------------------------------------
               October                             18.00%
        ----------------------------------------------------------------
               November                            20.00%
        ----------------------------------------------------------------
               December                            22.00%
        ----------------------------------------------------------------

Conversely if such Maximum Three-Month Rolling Average Net Loss Rate is equaled or exceeded, the TFC Three-Month Rolling Average Net Loss Test shall be breached.

          "TFC Three-Month Rolling Average Net Loss Rate" means, as of any date of determination, (x) the sum of the fractions, expressed as a percentage (annualized) for each of the three most recently ended Accrual Periods, the numerator of which is the amount of gross charge-offs of TFC Managed Receivables (less liquidation proceeds and recoveries) and the denominator of which is the average outstanding aggregate principal amount of the TFC Managed Receivables during such Accrual Period divided by (y) three.

          "Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholder (including all Collateral Granted to the Trustee), including all proceeds thereof.

          "Trust Receipt" means a trust receipt in substantially the form of Exhibit B to the Sale and Servicing Agreement.

          "Trustee" means Wells Fargo Bank, National Association, a national banking association, not in its individual capacity but as trustee under the Indenture, or any successor trustee under the Indenture.

          "Trustee Fee" means (A) the fee payable to the Trustee on each Settlement Date in an amount equal to the greater of $2,000 and (b) one-twelfth of 0.04% of the aggregate outstanding principal amount of the Note on the first day of the related Accrual Period, and (B) any other amounts payable to the Trustee pursuant to the Fee Schedule, including Custodial Fees.

          "UBS" means UBS Real Estate Securities Inc.

          "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.

          "Unused Facility Fee" has the meaning set forth in Section 3.02 of the Note Purchase Agreement.

          "Weighted Average Portfolio Remaining Term" means, as of any date of determination, the weighted average remaining term of the CPS Receivables.